Exhibit (d)(44)

Schedule A

Funds and Portfolios Covered by Sub-Research Agreement

between

Fidelity Investments Japan Limited

and

Fidelity International Investment Advisors

dated as of September 16, 2004

Name of Fund	Name of Portfolio	Type of Fund	Effective Date
Fidelity Central Investment Portfolios LLC	Fidelity Consumer Discretionary Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Consumer Staples Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Energy Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Financials Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Floating Rate Central Fund	Fixed-Income	11/18/04
Fidelity Central Investment Portfolios LLC	Fidelity Health Care Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity High Income Central Fund 1	Fixed-Income	09/16/04
Fidelity Central Investment Portfolios LLC	Fidelity Industrials Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Information Technology Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Materials Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Specialized High Income Central Fund	Fixed-Income	07/21/05
Fidelity Central Investment Portfolios LLC	Fidelity Telecom Services Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Utilities Central Fund	Fixed-Income	07/21/06

Agreed and Accepted as of April 2, 2007
Fidelity Investments Japan Limited		\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Fidelity International Investment Advisors
By:	/s/ John Ford		By:	/s/ David J. Saul
Name:	John Ford		Name:	David J. Saul
Title:	Director		Title:	Director